Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:
Flow Investor Relations	Flow Media Relations
Geoffrey Buscher	Lisa Brandli
253-813-3286	425-653-1237
investors@flowcorp.com	lbrandli@flowcorp.com
FLOW INTERNATIONAL CORPORATION FINALIZES BANK AGREEMENT
Kent, WA – June 10, 2009 – Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, announced today that it has closed the previously-announced $40 million, two-year revolving senior secured credit facility. The new facility replaces the previous senior secured credit facility and provides terms that will give the Company greater flexibility during the economic slowdown.
Commenting on the new facility, Allen Hsieh, Chief Financial Officer of Flow said, “This new credit facility is designed for the current economic climate. We thank our lenders for their continued commitment and support”
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting and cleaning. Flow provides state-of-the-art ultrahigh-pressure (UHP) technology to numerous industries including automotive, aerospace, job shop, surface preparation, food and dozens more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2008 Flow International Corporation Form 10-K Report, filed with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding the credit facility providing the Company greater flexibility during the slowdown. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.
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